EXHIBIT 3.4
COMBINED STATEMENT OF CONVERSION AND ARTICLES OF INCORPORATION

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:05 PM 05/08/2007
FILED 05:05 PM 05/08/2007
SRV 070536975 - 2638654 FILE

STATE OF DELAWARE CERTIFICATE OF MERGER OF DOMESTIC CORPORATION INTO FOREIGN CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of each constituent corporation is SYCO, INC., a Delaware corporation, and Marine Exploration, Inc. a Colorado Corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporation's pursuant to Title 8 Section 252.

THIRD: The name of the surviving corporation is Marine Exploration, Inc., a CO corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The Merger is to become effective on April 23, 2007.

SIXTH: The Agreement of Merger is on file at 535 16th Street #820 Denver CO 80202 the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

EIGHT: The surviving corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the surviving corporation arising from this merger, including any suit or other proceeding to enforce the rights of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the State of Delaware General Corporation laws, and irrevocably appoints the Secretary of State of Delaware as its agent to accept services of process in any such suit or proceeding. The Secretary of State shall ,all any such process to the surviving corporation at 535 16th Street. #820 Denver, CO 80202.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 23 day of April, A.D. 2007.

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20071197923 C
$ 150.00
SECRETARY OF STATE
04-24-2007 11:02:18

ABOVE SPACE FOR OFFICE USE ONLY

Combined Statement of Conversion and Articles of Incorporation for a Profit Corporation

filed pursuant to § 7-90-201, 7-102-101 and § 7-102-102 of the Colorado Revised Statutes (C.R.S.)

Statement of Conversion

1. For the converting entity, its entity name or true name, ID number (if applicable), form of entity, the jurisdiction under the law of which it is formed, and the principal office address of its principal office are

Entity name or true name of the converting entity: SYCO, INC.

ID number (if applicable): ______ *(Colorado Secretary of State ID number)*

Form of the entity: CORPORATION

Jurisdiction where formed: DELAWARE

Principal office street address: 535 16th Street Suite 820 *(Street number and name)*

DENVER *(City)* CO *(State)* 80202 *(Postal/Zip Code)*

______ *(Province – if applicable)* ______ *(Country – if not US)*

Principal office mailing address (leave blank if same as above): ______ *(Street number and name or Post Office Box information)*

______ *(City)* ______ *(State)* ______ *(Postal/Zip Code)*

______ *(Province – if applicable)* ______ *(Country – if not US)*

2. The converting entity has been converted into the resulting entity identified below.

3. For the resulting entity, its entity name, form of entity, the jurisdiction under the law of which it is formed, and the principal office address of its principal office are

Entity name of the resulting entity

MARINE EXPLORATION, INC

(The name of a corporation must contain the term or abbreviation "corporation", "incorporated", "company", "limited", "corp.", inc.", "co." or "ltd.". §7-90-601, C.R.S. If the corporation is a professional or special purpose corporation, other law may apply.)

(Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)

Form of the entity: domestic profit corporation

Jurisdiction where formed: Colorado

Principal office street address

535 16th Street Suite 820
(Street number and name)

Denver *(City)* CO *(State)* 80202 *(Postal/Zip Code)*

(Province – if applicable) *(Country – if not US)*

Principal office mailing address
(leave blank if same as above)

(Street number and name or Post Office Box information)

(City) *(State)* *(Postal/Zip Code)*

(Province – if applicable) *(Country – if not US)*

(If the following statement applies, adopt the statement by marking the box.)

☐ The mailing address in the records of the Secretary of State is no longer different than the street address and is no longer required.

Articles of Incorporation for a Profit Corporation

1. The entity name is

MARINE EXPLORATION, INC

(The name of a corporation must contain the term or abbreviation "corporation", "incorporated", "company", "limited", "corp.", inc.", "co." or "ltd.". §7-90-601, C.R.S. If the corporation is a professional or special purpose corporation, other law may apply.)

(Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)

2. The principal office address of the initial principal office is

Street address

535 16th Street Suite 820
(Street number and name)

Denver *(City)* CO *(State)* 80202 *(Postal/Zip Code)*

(Province – if applicable) *(Country – if not US)*

Mailing address
(leave blank if same as street address)

(Street number and name or Post Office Box information)

(City) (State) (Postal/Zip Code)

(Province – if applicable) (Country – if not US)

3. The registered agent name and registered agent address of the initial registered agent are

Name (if an individual)	Gonzalez	Miguel	Thomas	
	(Last)	(First)	(Middle)	(Suffix)

OR

(if an entity)

(Caution: Do not provide both an individual and an entity name.)

The person appointed as registered agent above has consented to being so appointed.

Street address

535 16th Street Suite 820
(Street number and name)

Denver (City) CO (State) 80202 (Postal/Zip Code)

Mailing address
(leave blank if same as street address)

(Street number and name or Post Office Box information)

(City) CO (State) (Postal/Zip Code)

4. The true name and mailing address of the incorporator are

Name (if an individual)

(Last) (First) (Middle) (Suffix)

OR

(if an entity) Marine Exploration International, Inc.

(Caution: Do not provide both an individual and an entity name.)

Mailing address

1311 Cook Street, Apt # 406
(Street number and name or Post Office Box information)

Denver (City) CO (State) 80206 (Postal/Zip Code)

(Province – if applicable) (Country – if not US)

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ This document contains the name and address of one or more additional incorporators.

5. The classes of shares and number of shares of each class that the corporation is authorized to issue are as follows.

(If the following statement applies, adopt the statement by marking the box and enter the number of shares.)

☑ The corporation is authorized to issue 500,000,000 common shares that shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution.

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ Additional information as required by section 7-106-101 is included in an attachment.

(Caution: At least one box must be marked. Both boxes may be marked, if applicable.)

6. *(If the following statement applies, adopt the statement by marking the box and include an attachment.)*

☐ This document contains additional information as provided by law.

7. *(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)*

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document is/are ____________________.
(mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

8. The true name and mailing address of the individual causing the document to be delivered for filing are

Madsen	Shawna		
(Last)	*(First)*	*(Middle)*	*(Suffix)*

535 16th Street Suite 820
(Street number and name or Post Office Box information)

Denver	CO	80202
(City)	*(State)*	*(Postal/Zip Code)*

(Province – if applicable) *(Country – if not US)*

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user's legal, business or tax advisor(s).